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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form SB-2 of WorldWater Corp. of our report dated April 7, 2004, relating to the financial statements and financial statement schedules of WorldWater Corp., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  AMPER, POLITZINER & MATTIA P.C.

Edison, New Jersey
Date: February 9, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM